NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of April 30, 2006 (“Effective Date”), is entered into by and between Chartwell International, Inc., a Nevada corporation (the “Company”), and Faisal A Alhegelan, an individual (the “Purchaser”).

RECITAL

WHEREAS, the Purchaser is willing to acquire from the Company, and the Company is willing to issue to the Purchaser, on the terms and subject to the conditions set forth herein, a (i) Secured Convertible Promissory Note in the aggregate principal amount of $3,000,000 (the “Note”) on the terms and conditions as set forth in the Note in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Issuance and Receipt of the Note.

(a)     Issuance and Receipt.              The Company agrees to issue and deliver the Note to the Purchaser upon receipt of funds from the Purchaser. The issue date of the Note shall be such date the Company first receives such funds. Purchaser agrees to wire the funds to:

Bank	Bank of the West
3509 El Camino Ave.
Sacramento, CA 95821
Contact	916-483-6601

Account Name	Bullivant Houser Bailey Trust Account
Account Number	144011889
ABA No.	121100782
SWIFT CODE	BWSTUS66

(b)   Senior Indebtedness. Without the prior written consent of the Purchaser, after the Effective Date, the Company shall not incur or guarantee any indebtedness for borrowed money unless (i) such indebtedness is not secured by the Collateral (as defined herein) and has a maturity or final repayment date subsequent to the final repayment date of the Note; (ii) such indebtedness is expressly subordinated to the repayment in full of all principal, interest and other amounts due under the Note on terms reasonably acceptable to Purchaser; or (iii) the proceeds of such indebtedness are used to retire in full all amounts then due under the Note.

2.      Representations and Warranties of the Company. The Company represents, and warrants to, the Purchaser as follows:

(a)     Organization and Good Standing: Certificate of Incorporation and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of organization and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company is duly qualified to conduct business as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions where the properties owned, leased or operated by it are located or where its business is conducted, except where the failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the Company’s business, financial condition, results of operations, assets, liabilities or prospects (a “Material Adverse Effect”). (a)

(b)   Corporate Power. The Company has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under this Agreement and the Note. This Agreement is and, upon its issuance, the Note will be, valid and binding obligations of the Company, enforceable in accordance with their terms.

(c)	Authorization, Etc.

Corporate Action. All corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Note, and the performance of the Company’s obligations hereunder and thereunder, has been taken.(i)

No Preemptive Rights. No person has any right of first refusal or any preemptive or similar rights in connection with the issuance of the Note, or the issuance of common stock of the Company upon conversion of the Note (the “Conversion Stock”).(ii)

(d)   Noncontravention. The execution, delivery and performance of and compliance with this Agreement, the Note, the issuance of the Conversion Stock will not result in nor constitute any breach, default or violation of (i) any agreement, contract, lease, license, instrument or commitment (oral or written) to which the Company is a party or is bound or (ii) any law, rule, regulation, statute or order applicable to the Company or its properties, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, any of which breach, default or violation under clause (i) or (ii), preceding, would have a Material Adverse Effect.

(e)   Consents, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority or other person on the part of the Company is required in connection with the valid execution and delivery of this Agreement and the Note, or the offer, or issuance of the Note or the Conversion Stock other than, if required, filings or qualifications under applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

(f)    Offering. In reliance, in part, on the representations and warranties of the Purchaser in Section 3 hereof, the offer and issuance of the Note in conformity with the terms of this Agreement and the issuance of the Conversion Stock will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended, (the “Securities Act”) or the qualification or registration requirements of any applicable state securities laws.

(g)   Capitalization. As of the Closing Date, the Company has 100,000,000 shares of Common Stock authorized and 25,000,000 shares of Preferred Stock authorized, with 15,455,380 shares of Common Stock issued and outstanding as of April 15, 2006. The Company has no other securities outstanding and the Company has not issued any capital stock since that date. Except as set forth on Schedule 2(g) hereto, there are no other outstanding rights (including, without

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limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(h)   Debt Obligations. Set forth on Schedule 2(h) hereto are the outstanding debt obligations of the Company in excess of $100,000 per occurrence, the due date of such outstanding debt obligations, and the principal and corresponding interest rate under such debt obligations.

Compliance with Laws. The Company is not (i) subject to the terms or provisions of any material judgment, decree, order, writ or injunction or (ii) in violation of any terms or provisions of any laws, rules, or regulations, except where such violations do not and are not likely to have a Material Adverse Effect. (i)

(j)    Compliance with Corporate Instruments and Laws. The Company is not in violation of any provisions of its Articles of Incorporation or Bylaws as currently in effect. The Company is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable and the compliance with which is material to the Company or its assets or business. All licenses, franchises, permits and other governmental authorizations held by the Company and which are material to its business are valid and sufficient in all respects for the business presently carried on by the Company.

(k)   Use of Proceeds. The Company expects to use the net proceeds received under this Agreement for general working capital purposes and possibly the acquisition of assets and companies. The Company has not reserved or allocated specific amounts for these purposes. Accordingly, the Company’s management will have broad discretion as to the application of such funds.

(l)	Public Filings.

(i)           The Company has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended, during the past twelve months (the “Company SEC Reports”). The Company SEC Reports, each as amended prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ii)          Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with U.S. Generally Accepted Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), complied in all material respects with applicable accounting requirements and the rules

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and regulations of the Securities and Exchange Commission (the “SEC”) and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company of the dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments).

(m) Environmental and Health Safety Laws. To the Company’s knowledge, it has complied with all applicable statutes, laws, and regulations relating to the environment and any applicable statutes, laws, or regulations relating to occupational health and safety (“Environmental Health and Safety Law”). The Company has no liability under any Environmental Health and Safety Law, nor is Company responsible for any such liability of any other person under any Environmental Health and Safety Law. To the Company’s knowledge, there are no facts, circumstances, or conditions existing, initiated or occurring prior to the date hereof, which have or will result in liability to the Company under any Environmental Health and Safety Law. There are no pending or to the Company’s knowledge, threatened claims under any Environmental Health and Safety Law.

(n)   Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since March 31, 2006 through the date hereof, there has not been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect.

3.      Representations and Warranties by the Purchaser. The Purchaser represents, and warrants to, and covenants with, the Company as follows:

(a)   Investment. The Purchaser is acquiring this Note and Conversion Stock for the Purchaser’s own account, and not directly or indirectly for the account of any other person. The Purchaser is acquiring the Note and Conversion Stock for investment and not with a view to distribution or resale thereof except in compliance with Securities Act of 1933, as amended (the “Securities Act”) and any applicable state law regulating securities.

(b)   Registration of Note and Conversion Stock. The Purchaser must bear the economic risk of investment for an indefinite period of time because the Note and Conversion Stock have not been registered under the Securities Act and therefore cannot and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act will become available. Transfer of the Note and Conversion Stock have not been registered or qualified under any applicable state law regulating securities and therefore the Note and Conversion Stock cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

(c)   Accredited Investor. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Note,

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including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Note; (ii) the Purchaser has had the opportunity to review the risks identified on Annex I, attached hereto.

(d)   Access to Information. The Purchaser acknowledges that it has had access to the Company SEC Reports. The Purchaser further acknowledges that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Purchaser has received such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested. The Purchaser understands that the Note and Conversion Stock are speculative investments, which involve a high degree of risk of loss of the Purchaser’s entire investment. Among others, the undersigned has had the opportunity to review of the risks identified under the caption “Risk Factors” in the Company SEC Reports and Annex I.

(e)   Foreign Matters. The Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Note, or possession or distribution of offering materials in connection with the issuance of the Note , in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in purchasing this Note and the Conversion Stock.

(f)    Compliance with Laws. Purchaser will not use any of the Conversion Stock to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

(g)   Legal and Tax Advice. The Purchaser understands that nothing in the Company SEC Reports, this Agreement or any other materials presented to the Purchaser in connection with the purchase of the Note and Conversion Stock constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Note and Conversion Stock.

4.	Registration of the Shares; Compliance with the Securities Act.

(a)   Notice of Piggyback Registration and Inclusion of Conversion Stock. Subject to the terms of this Agreement, if the Company decides to register under the Securities Act in excess of $5,000,000 of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration, the Company will: (i) promptly give the Purchaser written notice thereof (which will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) and (ii) include in such registration (and any related qualification under blue sky laws or other compliance) (the “Registration Statement”), and in any underwriting involved therein, all the Conversion Stock specified in a written request delivered to the Company by the Purchaser within twenty (20) days after delivery of such written notice from the Company subject to the underwriters’ marketing limitation but in no event less than 20% of the securities included in such Registration Statement.

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(b)   Demand Registration. If the Purchaser requests that the Company file a Registration Statement, the Company shall use reasonable best efforts to effect registration of the Conversion Stock on such form, including filing a Registration Statement, within thirty (30) days of receipt of the request of the Purchaser; provided, however, the Purchaser shall pay all costs, including legal and accounting expenses, related to the registration of the Purchaser’s Conversion Stock only, up to a maximum of $50,000; provided, further, if the provisions of Rule 144 are unavailable to permit the sale by the Purchaser of the Conversion Stock under Rule 144 other than as a result of matters within the control of the Purchaser, including the Purchaser meeting all the conditions and complying with all the limitations under Rule 144, then the Company shall pay all costs, including legal and accounting expenses up to a maximum of $50,000, related to such registration of the Purchaser’s Conversion Stock. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 4(b):

(i)           within six (6) months immediately following the effective date of the Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) with respect to which Purchaser was afforded the opportunity to include shares under Section 4(a); or

(ii)         if the Company shall furnish to the Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company’s obligation to use all reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by the Purchaser.

(c)	Registration Procedures and Other Matters. The Company shall:

(i)           use its best efforts, subject to receipt of necessary information from the Purchaser after prompt request from the Company to the Purchaser to provide such information, to cause the Registration Statement to become effective as soon as practicable, an in any event within ninety (90) days after the Registration Statement is filed by the Company such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

(ii)          furnish to the Purchaser with respect to the Conversion Stock registered under the Registration Statement such number of copies of the Registration Statement and Prospectuses used in connection therewith in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Stock by the Purchaser; provided, however, that the obligation of the Company to deliver copies of Prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses;

(iii)        bear all expenses in connection with the procedures in paragraph (i) and (ii) of this Section 4(c) and the registration of the Conversion Stock pursuant to the Registration Statement subject to Section 4(b); and

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advise the Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder; provided, however that if the Company receives notification from the SEC that the Purchaser is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC.

(d)	Transfer of Shares after Registration; Suspension.

The Purchaser agrees that it will not effect any disposition of the Conversion Stock or its right to purchase the Conversion Stock that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 4(a) and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.(i)

(ii)          Except in the event that paragraph (iii) below applies, the Company shall if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Conversion Stock being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)        Subject to paragraph (iv) below, in the event (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Conversion Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not

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contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Shares pursuant to the Registration Statement (a “Suspension”) until the Purchaser’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within thirty (30) business days after the delivery of a Suspension Notice to the Purchaser.

Notwithstanding the foregoing paragraphs of this Section 4(d), the Purchaser shall not be prohibited from selling Conversion Stock under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Board of Directors of the Company, upon the written opinion of counsel, the sale of Conversion Stock under the Registration Statement in reliance on this paragraph 4(c)(iv) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.(iv)

(v)          If a Suspension is in effect, the Purchaser may not sell Conversion Stock under the Registration Statement.

Termination of Conditions and Obligations. The conditions precedent imposed by Section 3 or this Section 4 upon the transferability of the Conversion Stock shall cease and terminate as to any particular number of the Conversion Stock when such Conversion Stock shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Conversion Stock or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act. Additionally, the rights to cause the Company to register the Conversion Stock will be suspended if the Purchaser at the time is eligible to sell the Conversion Stock under Rule 144 of the Securities Act. (e)

Information Available. (f)        A copy of the Company Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and Information Statements are available on the SEC's website at www.sec.gov.

5.	Security Interest.

(a)   Grant. Subject to the terms and conditions herein, as security interest for the full, prompt, complete, and final payment when due (whether at stated maturity, by acceleration, or otherwise) of the amounts owed under the Note, the Company hereby grants to the Purchaser a security interest in all of the Company’s right, title, and interest in, to, and under the “Collateral.” Collateral shall mean ninety-five (95) railcars owned by the Company as of the Effective Date in “as is” condition.

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(b)   No Disposition. Subject to Section 5(c) below, the Company shall not sell, transfer or otherwise dispose of any of the Collateral, except to its affiliates, without the prior written consent of the Purchaser.

(c)   Substitution. The Company shall be entitled at any time to substitute any of the Collateral, provided that the substituted Collateral is reasonably acceptable to the Purchaser and has a market value equal to at least the market value of the Collateral that has been replaced.

(d)   Title; No Liens or Claims in Collateral. The Company owns all right, title and interest in and to the Collateral. The assets included in the Collateral are in good working order. All of the Collateral free and clear of all liens, security interests, mortgages, claims, rights, encumbrances and restrictions of any kind except for statutory tax liens and the security interest granted to the Purchaser under this Agreement.

(e)   Covenants of Company. So long as any of the obligations under the Note or this Agreement have not been fully satisfied, the Company covenants and agrees with the Purchaser that:

(i)            Condition of Collateral. The Company will maintain the Collateral in good condition and repair.

(ii)          Taxes. The Company will pay all taxes due and owing by the Company at such time as they become due.

(iii)       Sale of Collateral. Except as provided herein or in the Note, the Company will not, without the Purchaser’s prior written consent, which may be withheld in the Purchaser’s sole discretion, sell, assign, transfer, lease, grant a lien on or otherwise dispose of the Collateral, any part thereof or any interest therein, or any of the Company’s rights therein, to any person, entity or party other than the Purchaser.

(f)    Events of Default. The occurrence of any of the following shall be deemed to be an “Event of Default”:

(i)	Any event of default by the Company under the Note;

(ii)          The Company’s failure to comply with any of the provisions contained in this Section 5.

(iii)        Transfer or disposition of any of the Collateral except as provided herein.

(iv)         The Company, voluntarily or involuntarily, becoming subject to any proceeding under (a) the Bankruptcy Code of 1978, as amended, or (b) any similar remedy under state statutory or common law, and not cured within 180 days from the initiation of such proceedings.

(g)   Remedies Upon Default. Upon any Event of Default, the Purchaser may pursue any remedy available at law, or in equity to collect, enforce, or satisfy any amounts then owing under the Note, whether by acceleration or otherwise, including:

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(i)           File suit and obtain judgment, and, in conjunction with any action, the Purchaser may seek any ancillary remedies provided by law, including levy of attachment and garnishment.

(ii)          Take possession of any Collateral if not already in its possession without demand and without legal process. Upon the Purchaser’s demand, the Company will assemble and make the Collateral available to the Purchaser as it directs, and the Company shall have removed from the Collateral any cargo, materials or waste that could result in liability to the Purchaser under Environmental Law.

(iii)        Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the Uniform Commercial Code.

(h)   Financing Statements. Promptly after the issuance of the Note pursuant to the Agreement, but in no event later than ten (10) days thereafter, the Company will promptly execute and deliver to the Purchaser such assignments, notices, financing statements or other documents and papers as the Purchaser may reasonably require in order to perfect and maintain the security interest in the Collateral granted to the Purchaser hereby and to give any third party notice of the Purchaser’s interest in the Collateral, including filing a UCC-1 financing statement and reports with the Surface Transportation Board and/or other relevant agencies under the Interstate Commerce Act or other similar statute. In addition, so long as the Note to the Purchaser has not been fully satisfied, the Company will promptly execute and deliver to the Purchaser such assignments, notices, financing statements or other documents and papers as the Purchaser may reasonably require in order to perfect and maintain the security interest in the Collateral granted to the Purchaser hereby and to give any third party notice of the Purchaser’s interest in the Collateral. Upon the full and final discharge of all of the obligations under the Note and this Agreement, the Purchaser will execute and deliver such documents as may be reasonably necessary and requested by the Company to release the Collateral from the security interest granted to the Purchaser in this Agreement, including filing a UCC-3 financing statement and any reports with the Surface Transportation Board.

6.	Indemnification.

(a)   Company’s Indemnification of Purchaser. To the extent permitted by law, the Company shall defend, indemnify and hold harmless the Purchaser from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys’ fees resulting from any claim, demand, suit, action or proceeding brought by any third party (“Claims and Liabilities”) with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement, (ii) the breach of any covenant or agreement made by the Company in this Agreement; or (iii) any liability relating to the Company under Environmental Law.

(b)   Purchaser’s Indemnification of Company. To the extent permitted by law, the Purchaser shall defend, indemnify and hold harmless the Company from and against any and all Claims and Liabilites with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Purchaser in this Agreement, or (ii) the breach of any covenant or agreement made by the Purchaser in this Agreement.

(c)   Limitation. Notwithstanding anything to the contrary, the Company’s aggregate liability under Section 6(a) and Purchaser’s aggregate liability under Section 6(b) (other than with

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respect to any fraud, intentional misrepresentation or willful breach) shall be limited to the sum of $3,000,000. This limitation shall not apply for Claims and Liabilities arising from a breach of Section 2(m).

(d)   Claims Procedure. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Section 6, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Section 6, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Section 6 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section 6 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section 6, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

(e)   Exclusive Remedy. Each of the parties hereto acknowledges and agrees that, from and after the Effective Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 6, except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation, willful breach or deceit.

Miscellaneous.7.

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(a)   Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Purchaser.

(b)   Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of the State of New York or of any other state.

(c)   Entire Agreement. This Agreement, together with the Exhibits hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d)   Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three (3) days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the applicable parties hereto at the address stated below or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

If to the Company:

Chartwell International, Inc.
485 Underhill Boulevard
Suite 201
Syosset, New York
Attn: President

with a copy to:

Bulllivant Houser Bailey
1331 Garden Highway
Suite 300
Sacramento, CA 95833
Attn: Mark C. Lee

If to the Purchaser:

Faisal A Alhegelan
___________________
__________________

(e)   Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

(f)    Counterparts. This Agreement may be executed in any number of counterparts, and a party’s delivery of a signed counterpart by facsimile transmission shall constitute that party’s due execution of this Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first written above.

CHARTWELL INTERNTIONAL, INC.

By:

Name: Imre Eszenyi

Title: Acting President

FAISAL A ALHEGELAN

By:

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SCHEDULES

2(g)

Stock option grants of 150,000 shares

Restricted stock grants of 175,000 shares

Convertible Promissory Note dated February 2006 for $500,000 at 8% with the Estate of Pierre T. Rasmussen

Convertible Promissory Note dated March 2006 for $1,000,000 at 6% with Chris Gordon

2(h)

	Due	Principal	Interest
	Date	Outstanding	Rate

Thomas and Robert Belville Note 1	3/2/2009	$ 453,705.45	11%
Thomas and Robert Belville Note 2	9/2/2008	$ 485,014.94	11%
Roshon	9/2/2007	$ 62,209.27	11%
Cecil Walker Machinery	9/2/2008	$ 69,392.88	11%
J & G Rollyson Trust	3/2/2009	$ 328,616.16	11%
Corona Group, LLC	4/1/2008	$ 305,965.93	11%
Estate of Pierre T. Rasmussen	2/15/2008	$ 500,000.00	8%
Chris Gordon	3/15/2009	$ 1,000,000.00	6%

		$ 3,204,904.63

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EXHIBIT A

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

(Attached)

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ANNEX I

RISK FACTORS

The risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the trading price of our common stock could decline.

Risks Related To Our Acquisition Strategy And Operations

Recent change of control and discontinued prior operations do not give a historical basis upon which to evaluate the Company's current efforts, and the change in strategic direction has certain inherent risks. The Company recently experienced a change of control and discontinued all prior activities. As of March 2005, the Company had no assets and no operations. In addition, the Company's periodic and current reports filed prior to March 2005 will contain information which will no longer be applicable or relevant to the current and future business operations of the Company.

The Company has changed its business focus and intends to acquire operations unrelated to past activities, and there are no assurances that management will be successful in acquiring a business or integrating the operations successfully, which would impair the value of the Company further. In connection with the recent change of control, the Company has shifted its focus towards an acquisition. On September 8, 2005, the Company entered into an Agreement and Plan of Merger with E-Rail Logistics, Inc. ("E-Rail"), pursuant to which the Company acquired E-Rail, a development stage company. Although the acquisition of these assets is part of the strategic business plan of the Company, there can be no assurance that the Company will be successful in integrating the assets of E-Rail as part of the Company.

The Company faces challenges in attracting and retaining qualified management experienced in the transportation and disposal of solid waste. The success of the Company will depend largely on the Company's ability to hire and retain qualified individuals to operate the Company. Although we have entered into employment contracts with former management of E-Rail to utilize its assets following the acquisition, no assurance can be given that the Company will be able to retain such personnel as its own personnel or attract qualified individuals in the future to manage the Company. The failure of the Company to either retain or attract such personnel could have a material adverse effect on the Company's business and financial condition.

Integration of proposed acquisitions poses certain risks, and the Company does not currently have historical experience upon which to base an evaluation of the future prospects of success. The Company has only a limited operating history upon which to base an evaluation of its business and its prospects. There can be no assurance that the Company's recently assembled senior management team will be able to manage the Company successfully and implement the Company's operating and growth strategies effectively. The Company's effective integration of acquired businesses into its organization and operations is and will continue to be important to the Company's growth and future financial performance. A part of the Company's strategy is to achieve economies of scale and operating efficiencies by increasing its size through acquisitions. These goals may not be achieved even if the Company effectively combines the operations of acquired businesses with its existing operations due to factors beyond our control, such as market position or customer base. Because of the Company's limited operating history, there can be no assurance that its recently assembled senior management team will succeed in integrating the Company's future acquisitions. Any difficulties the Company encounters in the integration process could have a material adverse effect on its business, financial condition and results of operations.

Acceptable acquisition targets may not materialize. The Company expects that a substantial part of its future growth will come from acquiring solid waste collection, transfer, maintenance and loading facilities, and disposal operations. There can be no assurance that the Company will be able to identify suitable acquisition candidates or, if such candidates are identified, to negotiate their acquisition at prices or on terms and conditions favorable to the Company. Additionally, we expect continued consolidation in the

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industry will reduce the number of qualified acquisition candidates. The Company's failure to implement its acquisition strategy successfully could limit its potential growth.

The Company may not be able to attract the required capital, through either debt or equity financings, in order to complete strategic acquisitions or make required purchases of capital equipment needed to conduct its operations efficiently, either of which could adversely effect the Company's financial condition and ability to execute on its business plan. The Company anticipates that any future business acquisitions will be financed through cash from potential operations, borrowings, the issuance of shares of the Company's common stock and/or seller financing. If acquisition candidates are unwilling to accept, or the Company is unwilling to issue, shares of the Company's common stock as part of the consideration for such acquisitions, the Company may be required to use more of its available cash resources or debt, to the extent it is available, to fund such acquisitions. To the extent that cash from potential operations and debt are insufficient to fund acquisitions, the Company will require additional equity and/or debt financing, the terms of which may be unfavorable or unavailable. Additionally, growth through the development or acquisition of new landfills, transfer stations and other facilities, as well as the ongoing maintenance of such landfills, transfer stations or other facilities, may require substantial capital expenditures. There can be no assurance that the Company will have sufficient existing capital resources or be able to raise sufficient additional capital resources on terms satisfactory to the Company to meet any or all of the foregoing capital requirements.

There may be undisclosed liabilities in the businesses that we acquire which we fail or are unable to discover which could have a material adverse effect on our operations and business conditions. As a successor owner to entities we acquire, we often assume prior liabilities incurred and there can be no assurances that these liabilities are properly disclosed to us. Even if we obtain legally enforceable representations, warranties, covenants and indemnities from the sellers of such businesses, we may not be successful in fully covering the liabilities. Certain environmental liabilities, even if we do not expressly assume them, may be imposed upon us under various regulatory schemes and legal theories, and as such may materially affect our ability to operate and grow our business.

Larger competitors may compete with the Company for acquisition targets, making it more difficult for the Company to acquire businesses that fit within its business strategy, or increasing the cost of making such acquisitions, either of which could negatively affect our performance. The Company competes for acquisition candidates with other entities, some of which have greater financial resources than the Company. Increased competition for acquisition candidates may result in fewer acquisition opportunities being available to the Company, as well as less attractive acquisition terms, including increased purchase prices. These circumstances may increase acquisition costs to levels that are beyond the Company's financial capability or pricing parameters or that may have an adverse effect on the Company's results of operations and financial condition. The ability to utilize the Company’s securities as consideration for potential acquisitions may depend in large part on the relative market price and capital appreciation prospects of the common stock compared to the equity securities of the Company's competitors. If the market price of the Company's common stock were to decline materially over a prolonged period of time, the Company's acquisition program could be materially adversely affected.

Risks Related to our Industry

Strategic growth through acquisitions is dependent on the Company's ability to internally grow its logistics infrastructure, and there is no historical perspective to validate the Company's belief that it can attain certain gross margins competitively, the failure of which would adversely affect its financial condition. The Company's growth strategy includes (i) expanding through acquisitions, and (ii) generating internal growth of its infrastructure and logistics capabilities. The Company's ability to execute its growth strategy will depend on a number of factors, including the success of existing and emerging competition, the availability of acquisition targets, the ability to maintain profit margins in the face of competitive pressures, the ability to continue to recruit, train and retain qualified employees, the strength of demand for the Company's services and the availability of capital to support its growth.

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Rapid growth could create risks of over leverage or undercapitalization to meet obligations, which could materially impact the Company's financial condition and strategy. If the Company is able to execute its growth strategy, it may experience periods of rapid growth. Such growth, if it occurs, could place a significant strain on the Company's management, operational, financial and other resources. The Company's ability to maintain and manage its growth effectively will require it to expand its management information systems capabilities and its operational and financial systems and controls. Moreover, the Company will need to attract, train, motivate, retain and manage additional senior managers, technical professionals and other employees, as well as integrate accounting and reporting for disclosure controls and compliance with Section 404 of the Sarbanes-Oxley Act. Any failure to expand the Company's operational and financial systems and controls or to recruit and integrate appropriate personnel at a pace consistent with the Company's revenue growth could have a material adverse effect on the Company's business, financial condition and results of operations.

The solid waste industry is highly competitive, and we will face competition from companies that may be better financed than we are, which could impact our ability to compete for customers and employees. The solid waste services industry is highly competitive and fragmented and requires substantial labor and capital resources. Certain of the markets in which the Company competes or will likely compete are served by one or more large, national solid waste companies, as well as by numerous regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill. The Company also competes with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. These counties, municipalities and solid waste districts may have financial advantages over the Company, because of their access to user fees and similar charges, tax revenues and tax-exempt financing. Certain of the Company's competitors may also be better capitalized, have greater name recognition or be able to provide services at a lower cost than the Company. The Company's inability to compete with governmental service providers and larger and better capitalized companies could have a material adverse effect on the Company's business, financial condition and results of operations.

Solid waste disposal is regulated by the various governmental agencies, and changes in legislation or rules and regulations could have a material adverse effect on our operations. The waste management and rail-based transportation industries are subject to extensive and evolving environmental laws and regulations, the enforcement of which has become increasingly stringent in recent years as a result of greater public interest in protecting the environment. Although we do not anticipate or intend to transport or dispose of toxic waste or other hazardous materials, these laws and regulations may still impose substantial costs on the Company and affect the Company's business in other ways that could add unforeseen costs to operations.

The Company's inability to maintain landfill permits and licenses could adversely affect financial resources or require significant expenditures to comply with the regulations, either of which could materially affect gross margins and cash flow from operations. If the Company implements its strategy for landfill ownership and operation, it will be necessary to obtain and maintain in effect one or more licenses or permits, as well as zoning, environmental and/or other land use approvals. These licenses or permits and approvals are difficult and time-consuming to obtain and renew and are frequently subject to opposition by various elected officials or citizens' groups, whose positions may change in the future in ways that may adversely effect continuing operations or materially affect the cost of operations. The design, operation and closure of landfills are extensively regulated. These regulations include, among others, the Subtitle D Regulations. Failure to comply with these regulations could require the Company to undertake investigatory or remedial activities, to curtail operations or to close a landfill temporarily or permanently. Future changes to these regulations may require the Company to modify, supplement or replace equipment or facilities at costs that may be substantial. The failure of regulatory agencies to enforce these regulations vigorously or consistently may give an advantage to competitors of the Company whose facilities do not comply with the Subtitle D Regulations or their state counterparts. The Company's financial obligations arising from any failure to comply with these regulations could have a material adverse effect on the Company's business, financial condition and results of operations.

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Judicial and administrative proceedings related to our business are routine, and penalties, fines, or remediation orders could materially impact our cash flow or working capital from time-to-time, which could impair our business plan objectives. Companies in the solid waste services business are frequently subject in the normal course of business to judicial and administrative proceedings involving federal, state or local agencies or citizens' groups. Governmental agencies may seek to impose fines or penalties on the Company or to revoke or deny renewal of the Company's operating permits, franchises or licenses for violations or alleged violations of environmental laws or regulations or require the Company to make expenditures to remediate potential environmental problems relating to waste disposed of or stored by the Company or its predecessors, or resulting from its or its predecessors' transportation and collection operations. The Company may also be subject to actions brought by individuals or community groups in connection with the permitting, franchising or licensing of its operations, any alleged violation of such permits, franchises or licenses or other matters. Any adverse outcome in these proceedings could have a material adverse effect on the Company's business, financial condition and results of operations and may subject the Company to adverse publicity.

The Company may be subject to liability for any environmental damage that its solid waste facilities may cause, including damage to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, which could materially impact our cash flow in any given period. The Company's potential liability includes damage resulting from conditions existing prior to the acquisition of such facilities by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's business, financial condition and results of operations. Further, CERCLA imposes joint and several strict liability on the present owners and operators of facilities from which a release of hazardous substances into the environment has occurred, as well as any party that owned or operated the facility at the time of disposal of the hazardous substances, regardless of when the hazardous substance was first detected. CERCLA defines the term "hazardous substances" very broadly to include more than 700 substances that are specified under RCRA, have specific hazardous characteristics defined under RCRA or are regulated under any of several other statutes. Similar liability is imposed on the generators of waste that contains hazardous substances and on hazardous substance transporters that select the treatment, storage or disposal site. All such persons, who are referred to as potentially responsible parties ("PRPs"), generally are jointly and severally strictly liable for the expense of waste site investigation, waste site cleanup costs and natural resource damages, regardless of whether they exercised due care and complied with all relevant laws and regulations. These costs can be very substantial. Furthermore, such liability can be based on the existence of even very small amounts of hazardous substances; unlike most of the other statutes that regulate hazardous substances, CERCLA does not require any minimum volume or concentration of a hazardous substance to be present before imposing liability. It is likely that hazardous substances have in the past come to be located in landfills with which the Company is or will become associated. If any of the Company's sites or operations ever experiences environmental problems, the Company could be subject to substantial liability, which could have a material adverse effect on its business, financial condition and results of operations.

Our inability to obtain performance or surety bonds, letters of credit or insurance for municipal solid waste services contracts and landfill closure obligations may require other means of financial assurance to secure contractual performance, which could materially affect our potential cash flow and working capital. If the Company in the future were unable to obtain performance or surety bonds or letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste services contracts or obtaining or retaining landfill operating permits. Any future difficulty in obtaining insurance could also impair the Company's ability to secure future contracts conditioned on the contractor's having adequate insurance coverage. Accordingly, the failure of the Company to obtain performance or surety bonds, letters of credit or other means of financial assurance or to maintain adequate insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Relating To Our Company and the Market for Our Common Stock

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Any future financings and subsequent registration of common stock for resale will result in a significant number of shares of common stock of the Company available for sale, and such sales could depress our common stock price. Further, no assurances can be given that the Company will not issue additional shares which will have the effect of diluting the equity interest of current stockholders. Moreover, sales of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock and make it more difficult for us to sell shares of our common stock at times and prices that we determine to be appropriate.

There is a limited public market for our common stock, and there are no assurances that a market will fully develop or provide liquidity for investors when needed. There is a limited public market for our common stock, and trading prices of our common stock may be volatile. Our common stock is currently traded on the NASDAQ OTC Bulletin Board and trading volume has been low and sporadic. The Company can give no assurance that an active trading market for our common stock will develop, or if one develops, that trading will continue. Accordingly, investors in our common stock may not have immediate liquidity at any given time.

Our stock is governed by the "penny stock rules", which imposes additional requirements on broker-dealers who make transactions in our stock. SEC rules require a broker-dealer to provide certain information to purchasers of securities traded at less than $5.00, which are not traded on a national securities exchange or quoted on the NASDAQ Stock Market. Since the NASDAQ OTC Bulletin Board is not considered an "exchange," if the trading price of the Company's common stock remains less than $5.00 per share, the Company's common stock will be considered a "penny stock," and trading in the Company's common stock will be subject to the requirements of Rules 15g-9015g-9 under the Securities Exchange Act of 1934 (the "Penny Stock Rules"). The Penny Stock Rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also give bid and offer quotations and broker and salesperson compensation information to the prospective investor orally or in writing before or with the confirmation of the transaction. In addition, the Penny Stock Rules require a broker-dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction before a transaction in a penny stock. These requirements may severely limit the liquidity of securities in the secondary market because few broker-dealers may be likely to undertake these compliance activities. Therefore, unless an exemption is available from the Penny Stock Rules, the disclosure requirements under the Penny Stock Rules may have the effect of reducing trading activity in the Company's common stock, which may make it more difficult for investors to sell.

The Board of Directors may designate and authorize issuance of preferred shares which could have rights, preferences or privileges in priority to our common stock holders, and which may further dilute common stock holders. The authorized capital of the Company includes 25,000,000 shares of "blank check" Preferred Stock, of which no shares have been issued. The Board of Directors has the authority to issue shares of Preferred Stock and to determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of these shares of Preferred Stock without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. At this time, the Company has no present plans to issue any additional Preferred Stock.

The Company has never paid any cash dividends on its common stock and may not pay cash dividends in the future. Instead, the Company intends to apply earnings, if any, to the expansion, development and growth of our business. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable price. The price may go down as well as up and may limit your ability to realize any value from your investment, including the initial purchase price.

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We have only a limited public market for our common stock, which has historically been subject to sporadic fluctuations and inherent stock price volatility. There has been a limited public market for the Company's common stock, and there can be no assurance that an active trading market will develop or be sustained in the future. The Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. Due to a variety of factors, including general economic conditions, government regulatory action, acquisitions, capital expenditures and other costs related to the expansion of operations and services, pricing changes and adverse weather conditions, it is possible that in some future quarter, the Company's operating results may be below the expectations of securities analysts and investors. In such event, the price of the Company's common stock would likely be materially adversely affected. The price of the Company's common stock may be highly volatile and is likely to be affected by the foregoing and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies whose securities are publicly traded. These broad market fluctuations, however, may adversely affect the market price of the publicly traded securities of such companies, including the Company's common stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been commenced against such company. There can be no assurance that such litigation will not occur in the future with respect to the Company. Litigation could result in substantial costs and divert management's attention and resources, which could have a material adverse effect on the Company's business, financial condition and results of operations. Any adverse determination in any such litigation could also subject the Company to significant liabilities.

Someone may claim that the Company's disposition of its assets, liabilities and operations to Kingsley Capital and the subsequent distribution of Kingsley Capital common stock to the Chartwell International, Inc. stockholders may have violated Section 5 of the Securities Act of 1933. The distribution of the shares of Kingsley Capital common stock to the stockholders of Chartwell International, Inc., as disclosed in the Form 8-K for the Event Date March 3, 2005, was not registered under the Securities Act of 1933 (the "Securities Act"). Because the distribution was not registered, the Company may have violated Section 5 of the Securities Act. If it is subsequently determined that the shares of Kingsley Capital should have been registered under the Securities Act and the Company may be deemed to have violated Section 5 of the Securities Act, the Company could be subject to an injunction, fines, or both. Although prior management has taken the position that there was no consideration paid for the shares, which were distributed on a pro-rata basis, someone could take a different position or pursue an action with respect to the transaction. We do not believe that such action is likely, or that such action if pursued would have a material affect on our business or operations.

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